Exhibit 99


Harbor Florida Bancshares, Inc. to Present at Friedman, Billings, Ramsey 10th Annual Investor Conference



For Immediate Release:  November 26, 2003

(Fort Pierce, FL) Harbor Florida Bancshares, Inc. (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank announced today that it would be participating in the Friedman, Billings, Ramsey 10th Annual Investor Conference in New York City, December 2-3, 2003. The Conference will be webcast on the FBR website, www.fbr.com.

Michael J. Brown, Sr., Harbor's President and Chief Executive Officer, is scheduled to make a presentation at 3:30 p.m. (EDT) on Tuesday, December 2 at the conference. The presentation slides will be available on Harbor's website located at www.harborfederal.com.

Harbor Federal is headquartered in Fort Pierce, Florida and has 35 locations in a six-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.